SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT ☒

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GENESIS MICROCHIP INC.

(Name of registrant as specified in its charter)

Not applicable

(Name of person(s) filing proxy statement, if other than the registrant)

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Genesis Microchip Inc.

2150 Gold Street

Alviso, California 95002

(408) 262-6599

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 7, 2003

To our Stockholders:

We are holding our 2003 annual meeting of stockholders on Tuesday, October 7, 2003 at 10:00 a.m. local time. It will be held at our offices located at 2150 Gold Street, Alviso, California 95002. Only stockholders of record on August 8, 2003 are entitled to notice of and to vote at our annual meeting or at any adjournment or postponement of it. The purpose of the meeting is:

1.	To elect two Class II directors, each to serve for a term of three years, expiring on the date of our 2006 annual meeting of stockholders or until a successor is elected;

2.	To ratify the appointment of independent accountants for fiscal 2004; and

3.	To transact any other business that may properly come before either the annual meeting or any adjournment or postponement of it.

Your Board of Directors unanimously recommends that you vote to approve all of the proposals before you. Those proposals are described more fully in the accompanying proxy statement, which we urge you to read.

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to ensure that your shares are represented at the annual meeting by following the instructions on the enclosed proxy card. Please refer to the proxy card for more information on how to submit your vote.

By order of the Board of Directors,

Eric Erdman

Secretary

September 5, 2003

Genesis Microchip Inc.

2150 Gold Street

Alviso, California 95002

(408) 262-6599

PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by the Board of Directors of Genesis Microchip Inc., a Delaware corporation (“we,” “us,” “Genesis” or the “Company”), for use at our 2003 annual meeting of stockholders to be held on Tuesday, October 7, 2003 at 10:00 a.m. local time, or any adjournment thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting. The annual meeting will be held at our offices at 2150 Gold Street, Alviso, California 95002.

These proxy solicitation materials were mailed on or about September 5, 2003 to all stockholders entitled to vote at our annual meeting.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders. That meeting is scheduled to take place on Tuesday, October 7, 2003. This proxy statement summarizes information concerning the proposals to be voted on at that meeting. This information will help you to make an informed vote at the annual meeting.

What proposals will be voted on at the meeting?

We have scheduled two proposals to be voted on at the meeting:

1.	The election of two Class II directors, each to serve for a term of three years expiring on the date of our 2006 annual meeting of stockholders or until a successor is elected; and

2.	The ratification of the appointment of independent accountants for fiscal 2004.

What is the voting recommendation?

Your Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees to the Board and “FOR” each of the other proposals.

Who is entitled to vote?

Only stockholders of record of our common stock at the close of business on August 8, 2003 are entitled to notice of and to vote at our annual meeting. As of the close of business on the record date, there were 31,739,820 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of record

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are considered to be the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. You may vote shares held in street name in person only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting.

Stockholder of record

You may vote by granting a proxy. Please refer to the summary voting instructions included on your proxy card. You may vote by mail by signing your proxy card and mailing it in the enclosed postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the card but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Beneficial owner

For shares held in street name, refer to the voting instruction card included by your broker or nominee.

Can I change my vote after I submit my proxy?

Yes. You can change your vote at any time before we vote your proxy at the annual meeting.

Stockholder of record

If you are a stockholder of record you can change your vote by:

•	Sending a written notice to our Secretary at our principal executive offices in Alviso, California stating that you would like to revoke your proxy,
•	Completing a new proxy card and sending it to our Secretary. The new proxy card will automatically replace any earlier-dated proxy card that you returned, or
•	Attending the annual meeting and voting in person.

If you choose to revoke your proxy by attending the annual meeting, you must vote at the meeting in accordance with the rules for voting at the annual meeting. Attending the annual meeting will not, by itself, constitute revocation of your proxy.

Beneficial owner

If you instructed a broker or nominee to vote your shares, follow your broker or nominee’s directions for changing those instructions.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares may also be counted as broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

The inspector of election appointed for the meeting, who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes, will tabulate all votes. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” on a proposal will be treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” will also be treated as votes cast on the proposal. Shares that abstain from voting on a proposal, and shares held by a broker nominee in “street name” where the broker indicates on a proxy that it does not have discretionary authority to vote on the proposal, will be treated as shares that are present at the meeting for purposes of establishing a quorum, but will not be treated as votes cast on the proposal. Although not considered as votes cast, abstentions and broker non-votes may prevent a proposal from receiving the affirmative vote of a majority of the required quorum and, in that case, would have the same effect as votes against the proposal.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of our nominees to the Board, “FOR” all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What vote is required to approve each of the proposals?

With respect to the proposal to elect two Class II directors, the two nominees receiving the greatest number of votes will be elected, even if the votes they receive are less than a majority of shares present and entitled to vote. Abstentions are not counted towards the tabulation of votes cast for the election of directors.

All other proposals require the affirmative “FOR” vote of a majority of those votes cast; that majority must also constitute at least a majority of the required quorum.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of fiscal year 2004, which ends December 31, 2003.

What happens if additional proposals are presented at the meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board of Directors.

Must a minimum number of stockholders vote or be present at the annual meeting?

A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a majority of all of the shares of our stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” on any proposal, as well as broker non-votes, will be treated as being present and entitled to vote for purposes of establishing a quorum.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors.

Who will bear the cost of soliciting votes for the meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also hire our transfer agent (Mellon Investor Services LLC) or another proxy solicitor to assist us in the distribution of proxy materials and the solicitation of votes. We will pay any proxy solicitor a reasonable and customary fee plus expenses for those services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our beneficial stockholders.

PROPOSAL 1—ELECTION OF DIRECTORS

Terms of directors

We have a classified Board of Directors, with overlapping terms of office. The term for the Class I directors expires at the 2005 annual meeting. The term for the Class II directors expires at the 2003 annual meeting and the term for the Class III directors expires at the 2004 annual meeting. Each director serves for a three-year term or until his successor is duly elected and qualified.

The Board’s nominees for election by the stockholders as Class II directors are Mr. Eric Erdman and Mr. Chandrashekar M. Reddy. Our Nominating Committee has approved these nominations. Mr. Erdman and Mr. Reddy are both currently directors of the Company. If elected, the two nominees will serve as directors until our 2006 annual meeting or until a successor is duly elected and qualified. If either of the nominees declines to serve, proxies may be voted for a substitute nominee as we may designate.

If a quorum is present and voting, the two nominees for Class II directors receiving the highest number of votes “FOR” will be elected as the Class II directors. The persons named in the enclosed proxy intend to vote the shares represented by those proxies for the election of these two nominees.

The Board of Directors recommends a vote “FOR” the election of Mr. Eric Erdman and Mr. Chandrashekar M. Reddy.

Directors

The following sets forth certain information concerning our directors, including the Class II nominees to be elected at the 2003 annual meeting:

Name	Age	Position with the Company	Director Since
Class II Director Nominees:
Eric Erdman	45	Interim Chief Executive Officer; Chief Financial Officer, Secretary and Director	2003
Chandrashekar M. Reddy (3)	43	Director	2002

Class III Directors Whose Terms Expire at 2004 Annual Meeting:
Jeffrey Diamond (3)	51	Chairman of the Board	2001
George A. Duguay (1)(2)(4)	50	Director	1993
Alexander S. Lushtak (2)	64	Director	1999

Class I Directors Whose Terms Expire at 2005 Annual Meeting:
Tim Christoffersen (1) (3)(4)	61	Director	2002
Robert H. Kidd (1)(4)	59	Director	2002

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance Committee.
(4)	Member of the Nominating Committee.

Eric Erdman was named Interim Chief Executive Officer effective July 20, 2003. Mr. Erdman has served as Chief Financial Officer since March 2002 and previously held the position from December 1997 to February 2002. Mr. Erdman has served as Secretary since June 2002 and in the period from October 1995 to February 2002. Mr. Erdman became a Director on May 13, 2003 and previously served as a Director from October 1995 to September 1996. From March 2002 to June 2002 Mr. Erdman served as Assistant Secretary. Mr. Erdman joined

Genesis in July 1995 as Director, Finance and Administration and served as Vice President, Finance and Administration from July 1996 to May 1999. Mr. Erdman holds a Bachelor of Mathematics degree from the University of Waterloo, and he is a member of the American Institute of Certified Public Accountants and of the Canadian Institute of Chartered Accountants.

Chandrashekar M. Reddy joined Genesis as a Director upon its acquisition of Sage, Inc. in February 2002. He served as Vice Chairman and as Executive Vice President, Engineering of Genesis from February 2002 to November 2002. He served as Chairman of the Board and Chief Executive Officer of Sage from its inception in 1994 until its acquisition by Genesis in February 2002. Mr. Reddy has been the Chief Executive Officer of Athena Semiconductors, Inc., a wireless communications business, since December 2002 and a member of its Board of Directors since January 2002. From 1986 to 1995, Mr. Reddy held several design and program management positions at Intel Corporation. Mr. Reddy received an M.S. in Electrical Engineering from the University of Wisconsin, Madison and a B.S. in Electrical Engineering from the Indian Institute of Technology.

Jeffrey Diamond was named Chairman of the Board effective July 20, 2003. Mr. Diamond has served as a Director since April 2001. Prior to then, from May 1999 to December 2000, he served as an executive officer and as a consultant to Genesis from its acquisition of Paradise Electronics, Inc. He served as a Director of Paradise from its inception in 1996 and as its Chief Executive Officer from September 1998 until May 1999, when it merged with Genesis.

George A. Duguay has served as a Director since May 1993. Mr. Duguay has served as the President of G. Duguay Services Inc., a partner of Duguay and Ringler Corporate Services, a business providing bookkeeping and corporate secretarial services, since January 1988 and prior to that time served with an affiliated entity from May 1985. Mr. Duguay has served on the Board of Directors of Intrinsyc Software International, Inc., a Canadian provider of software, hardware and network integration solutions, since April 2003. Mr. Duguay also serves as Secretary for MCK Mining Corp. and for European Gold Resources Inc., as Chief Financial Officer and Secretary of Titanium Corporation Inc. and as an officer or director of several private companies.

Alexander S. Lushtak has served as a Director since May 1999 and served as our Chairman from April 2001 to June 2002. He is a founder of Paradise Electronics, Inc. and served as its Chairman of the Board from 1996 until May 1999 when it merged with Genesis. From 1993 to 1996 he was the founder and Chairman of the Board of Accent, Inc., a voice recognition company. Mr. Lushtak also serves on the Board of Directors of two private companies.

Tim Christoffersen was appointed as a Director in August 2002. Mr. Christoffersen served as Chief Financial Officer of NeoParadigm Labs, Inc. from 1998 to 1999 and as Chief Financial Officer of Chips & Technologies, Inc. from 1994 until its sale to Intel Corporation in 1998. Mr. Christoffersen was Executive Vice President, Director and Chief Operating Officer of Resonex, Inc. from 1991 to 1992. From 1986 to 1991, Mr. Christoffersen held several managerial positions with Ford Motor Company. Mr. Christoffersen is a Phi Beta Kappa graduate of Stanford University where he earned a B.A. in Economics. He also holds a Master’s degree in Theology from Union Theological Seminary in New York City.

Robert H. Kidd was appointed as a Director in August 2002. He is President of Location Research Company of Canada Limited, a consulting company. Mr. Kidd served as Chief Financial Officer of Technology Convergence Inc. from 2000 to 2002, of Lions Gate Entertainment Corp. from 1997 to 1998, and of InContext Systems Inc. from 1995 to 1996. He served as Senior Vice President, Chief Financial Officer and Director of George Weston Limited from 1981 to 1995, a partner of Thorne Riddell, Chartered Accountants, a predecessor firm of KPMG LLP, from 1973 to 1981 and as a Lecturer in Finance, Faculty of Management Studies, University of Toronto, from 1971 to 1981. Mr. Kidd has served on several professional committees, including the Toronto Stock Exchange Investors & Issuers Advisory Committee from 1993 to 1998, the Canadian Institute of Chartered Accountants Emerging Issues Committee from 1992 to 1997 and the Canadian Securities Administrators

Committee on Conflicts of Interest in Underwriting from 1994 to 1996. He currently serves as a director of several private entities. Mr. Kidd has a B. Commerce from the University of Toronto and an M.B.A. from York University. Mr. Kidd is a Fellow of the Institute of Chartered Accountants of Ontario.

Meetings of our Board of Directors and its committees

Our Board of Directors has standing Compensation, Audit, Corporate Governance and Nominating Committees.

Compensation Committee.    As of August 20, 2003, our Compensation Committee consisted of Mr. Duguay and Mr. Lushtak, each of whom is an independent, non-employee director. Mr. Duguay serves as chairman of this committee. The Compensation Committee reviews and evaluates the compensation and benefits of our officers, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option plans and stock purchase plan.

Audit Committee.    As of August 20, 2003, our Audit Committee consisted of Mr. Christoffersen, Mr. Duguay and Mr. Kidd, each of whom is an independent director within the meaning of the NASD listing standards. Mr. Kidd serves as chairman of this committee. The Audit Committee reviews the scope and timing of audit services and any other services that our independent accountants are asked to perform, the auditors’ report on our consolidated financial statements following completion of their audit and our policies and procedures with respect to internal accounting and financial controls. A copy of the Audit Committee’s charter is attached to this proxy statement as Appendix A. Mr. James E. Donegan was an independent outside director and a member of the Audit Committee at the beginning of fiscal 2003. He resigned from that committee upon his appointment as Chief Executive Officer in June 2002. Mr. Donegan resigned all his positions with the Company effective July 19, 2003.

Corporate Governance Committee.    As of August 20, 2003, our Corporate Governance Committee consisted of Mr. Christoffersen, Mr. Diamond and Mr. Reddy. The Corporate Governance Committee was formed in February 2003 to meet periodically with the Company’s management to enhance communication between management and the Board. The Corporate Governance Committee oversees the Company’s disclosure controls and procedures, except for the financial reporting controls and procedures overseen by the Audit Committee, and recommends to the Board the adoption of any measures it deems advisable for the improvement of disclosure controls and procedures.

Nominating Committee.    As of August 20, 2003, our Nominating Committee consisted of Mr. Christoffersen, Mr. Duguay and Mr. Kidd, each of whom is an independent director within the meaning of the NASD listing standards. The Nominating Committee is responsible for seeking, screening and recommending for nomination candidates for election to the Board of Directors. In so doing, the Nominating Committee may evaluate, among other things, a candidate’s decision-making abilities, business experience, relevant expertise, personal integrity and reputation. Names of prospective candidates for election to the Board may be submitted to our Secretary for referral to the Nominating Committee. Any stockholder who wishes to make a nomination for election to the Board at an annual or special meeting for the election of directors must comply with procedures set forth in our bylaws. The Nominating Committee did not meet during our fiscal year ended March 31, 2003, but this committee approved the nominations of Mr. Erdman and Mr. Reddy for election as Class II directors at the 2003 annual meeting.

Meeting Attendance.    The following table summarizes the attendance by our incumbent directors, while they were serving on our Board, at meetings of our Board of Directors and its committees that were held in the fiscal year ended March 31, 2003 (Mr. Erdman was not elected as a member of our Board of Directors until May 13, 2003, and Mr. Donegan resigned from all his positions with the Company effective July 19, 2003):

	Board of Directors		Audit Committee		Compensation Committee		Corp. Governance Committee
Name	Meetings Held While a Director	Meetings Attended	Meetings Held While a Member	Meetings Attended	Meetings Held While a Member	Meetings Attended	Meetings Held While a Member	Meetings Attended
Tim Christoffersen (1)	20	20	7	6	—	—	3	1
Jeffrey Diamond	34	33	—	—	—	—	3	3
George A. Duguay	34	33	10	10	7	7	—	—
Robert H. Kidd (1)	20	20	7	7	—	—	—	—
Alexander S. Lushtak	34	34	—	—	7	7	—	—
Chandrashekar M. Reddy	34	29	—	—	—	—	3	3

(1)	Mr. Christoffersen and Mr. Kidd were named directors of the Company in August 2002.

Compensation of directors

Cash Awards.    Directors who are not our employees receive $5,000 per quarter as a retainer, $1,000 for each meeting of the Board of Directors or committee thereof attended in person and $500 for each meeting attended by teleconference. Non-employee chairmen of committees receive an additional retainer of $1,250 per quarter for serving as committee chairmen, other than the chairman of the Audit Committee who receives an additional quarterly retainer of $2,500. Directors who are our employees receive no separate compensation for services rendered as a director. All directors are reimbursed for reasonable expenses to attend meetings.

Initial Awards.    Non-employee directors automatically receive stock options under the terms of our 1997 Non-Employee Stock Option Plan. Upon first joining the Board, non-employee directors receive an option to purchase 15,000 shares of our common stock under that plan. Those options are granted with an exercise price equal to the closing price of our stock on the last trading day before joining the Board. Effective January 1, 2003, non-employee directors also automatically receive an option to purchase 10,000 shares of our common stock under our 2000 Nonstatutory Stock Option Plan upon first joining the Board.

Annual Awards.    Non-employee directors also receive annual stock option grants under our plans. The annual grants are made on the first day of the month following our annual meeting of stockholders. During fiscal 2003, each non-employee director received an option to purchase 5,000 shares of our common stock plus 2,500 shares of our common stock for each committee on which the director served. Those options were granted with an exercise price equal to the closing price of our stock on the day preceding the date of the grant and vest over twelve months. Effective January 1, 2003, non-employee directors will also receive an annual option grant for 10,000 shares under the 2000 Nonstatutory Stock Option Plan.

Discretionary Awards.    Non-employee directors may also be granted discretionary stock options under the terms of our 2000 Nonstatutory Stock Option Plan or our 2001 Nonstatutory Stock Option Plan.

Fiscal 2003 Awards.    During fiscal 2003, automatic annual option grants were made to non-employee directors on October 1, 2002 at an exercise price of $7.67 per share. Mr. Christoffersen’s and Mr. Kidd’s initial option grants were made at an exercise price of $6.37 per share on August 8, 2002. Discretionary options for 10,000 shares each were granted from our 2000 Nonstatutory Stock Option Plan on October 22, 2002 at an exercise price of $13.06 per share and vest over twelve months. No other stock option grants were made to non-employee directors in fiscal 2003.

The following table summarizes the retainers and attendance fees and the number of stock option grants that were made to our non-employee directors, in their capacity as non-employee directors, during fiscal 2003:

Name	Initial Option Grants	Automatic Annual Grants	Discretionary Option Grants	Retainers and Attendance Fees
Tim Christoffersen	15,000	7,500	10,000	$29,583
Jeffrey Diamond	—	5,000	10,000	42,000
James E. Donegan (1)	—	—	—	13,000
George A. Duguay	—	10,000	10,000	45,250
Robert H. Kidd	15,000	7,500	10,000	27,333
Alexander S. Lushtak	—	7,500	10,000	44,000
Chandrashekar M. Reddy (2)	—	—	—	19,750
N. Damodar Reddy (3)	—	—	—	15,167

(1)	For the period prior to Mr. Donegan becoming an employee in June 2002. Excludes his compensation included under the caption, “Compensation and Other Information Concerning Officers,” for services rendered in his capacity as Chief Executive Officer. Mr. Donegan resigned from all his positions with the Company effective July 19, 2003.
(2)	Only for the period after Mr. C.M. Reddy ceased to be an employee in November 2002.
(3)	Mr. N.D. Reddy resigned as a director in July 2002.

PROPOSAL 2—APPOINTMENT OF INDEPENDENT ACCOUNTANTS

You are being asked to ratify the appointment of KPMG LLP in Canada as independent accountants for the fiscal year ending March 31, 2004.

We have selected KPMG as our independent accountants for the 2004 fiscal year. KPMG or its predecessor firms have served as our independent accountants since our inception in Canada in 1987. Representatives of KPMG are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from you.

The approximate fees billed to us by KPMG for services rendered with respect to fiscal year 2003 were as follows:

Audit fees	$285,000
Financial information systems design and implementation fees	—
Other fees—
Related to acquisition activities	312,200
Tax planning and compliance	529,200

The Audit Committee has determined that the provision of non-audit services performed during fiscal 2003, including work related to acquisition activities and for tax planning and compliance purposes, is compatible with maintaining the independence of KPMG.

The resolution must be passed by a majority of the votes cast at our annual meeting (which majority must also constitute at least a majority of the required quorum) to be approved. The persons named in the enclosed proxy intend to vote the shares represented by those proxies in favor of this resolution.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP in Canada as our independent accountants for the fiscal year ending March 31, 2004.

TRANSACTION OF OTHER BUSINESS

We know of no other proposals to be presented at the meeting. If any other proposal is presented, the shares represented by the proxies we receive will be voted according to the best judgment of the persons named in the proxies. It is the intention of the persons named in the form of proxy to vote the shares that those proxies represent as the Board of Directors recommends.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2003 about our common stock that may be issued upon the exercise of options, warrants and rights under our 1997 Employee Stock Purchase Plan as well as our seven stock option plans: the 1987 Stock Option Plan, the 1997 Employee Stock Option Plan, the 1997 Non-Employee Stock Option Plan, the 2000 Nonstatutory Stock Option Plan, the 2001 Nonstatutory Stock Option Plan, the 1997 Paradise Stock Option Plan and the Sage Stock Option Plan.

The 1997 Paradise Stock Option Plan and the Sage Stock Option Plan, under which we do not grant any new options, were assumed upon our acquisitions of other companies. Our stockholders have not formally approved our 2000 Nonstatutory Stock Option Plan, although they approved an amendment to that plan at the September 14, 2000 annual meeting. Our stockholders have not approved our 2001 Nonstatutory Stock Option Plan. Our stockholders have approved all other plans.

Plan Name and Type	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders
1997 Employee Stock Purchase Plan	*	*	288,429
1987 Stock Option Plan	4,947	$6.49	—
1997 Employee Stock Option Plan	2,910,807	13.55	13,171
1997 Non-Employee Stock Option Plan	142,813	17.17	178,175

Equity compensation plans not formally approved by stockholders
2000 Nonstatutory Stock Option Plan	1,798,958	12.88	3,206
2001 Nonstatutory Stock Option Plan	712,639	16.08	16,587

Equity compensation plans assumed on acquisitions
1997 Paradise Stock Option Plan	14,137	1.17	—
Sage Stock Option Plan	899,828	19.54	—

Total*	6,484,129	14.52	499,568

*	The number of securities to be issued upon exercise of outstanding rights under the 1997 Employee Stock Purchase Plan and the weighted average exercise price of those securities is not determinable. The 1997 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower. The closing price per share of our common stock on the Nasdaq National Market on June 30, 2003 (the last trading day of the most recent offering period) was $13.54.

Summaries of the stock option plans not formally approved by our stockholders are as follows:

2000 Nonstatutory Stock Option Plan

Purpose

The purposes of the plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Administration

The plan provides for administration by our Board of Directors or a committee appointed by the Board and is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the plan.

Eligibility to Participate in the Plan

Nonstatutory stock options may be granted to our employees, consultants and directors.

Number of Shares Covered by the Plan

The aggregate number of shares of common stock authorized for issuance under the plan is 1,500,000 shares plus an annual increase to be added on the first day of each fiscal year equal to the lesser of (i) 2,000,000 shares, (ii) 3.5% of the Company’s outstanding shares of common stock on such date, or (iii) a lesser amount determined by the Board.

Awards Permitted under the Plan

The plan authorizes the granting of nonstatutory stock options only.

Terms of Options

The plan’s administrator determines the exercise price of options granted under the plan and the term of those options. The options that are currently outstanding under the plan vest and become exercisable over periods of from one to four years beginning on the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the Board of Directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a period fixed by the plan administrator up to the remainder of the option’s term; if a period is not fixed by the plan administrator, the exercise period is three (3) months, or twelve (12) months in the case of death or disability.

Capital Changes

In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the number of shares available for future grant and in the number of shares subject to previously granted but unexercised options.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of our Company, the option holders will be notified of such event, and the plan administrator may, in its discretion, permit each option to fully vest and be exercisable until ten (10) days prior to such event, at which time the options will terminate.

Merger, Asset Sale or Change of Control

With respect to options granted on or before October 16, 2001 (unless the optionees have consented otherwise), in the event of a merger of our Company with or into another corporation, or any other capital reorganization in which more than fifty percent (50%) of the outstanding voting shares of the Company are exchanged (other than a reorganization effected solely for the purpose of changing the situs of the Company’s incorporation), each outstanding option under the plan will fully vest and be exercisable for a period of ten (10) days prior to the closing of such transaction, and the unexercised options will terminate prior to the closing of such transaction.

With respect to options granted after October 16, 2001 (as well as certain options granted before such date, with the consent of the optionees), in the event of a merger or proposed sale of all or substantially all of the assets of our Company, each outstanding option under the plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding options, the plan administrator will notify each optionee that his or her options will vest and be exercisable for a period of twenty (20) days from the date of such notice, and the unexercised options will terminate upon the expiration of such period.

Nonassignability

Options may not be assigned or transferred for any reason (other than upon death), except that the plan administrator may permit options to be transferred during the optionee’s lifetime to members of the optionee’s immediate family or to trusts, LLCs or partnerships for the benefit of such persons.

Amendment and Termination of the Plan

The plan provides that the Board of Directors may amend or terminate the plan without stockholder approval, but no amendment or termination of the plan or any award agreement may adversely affect any award previously granted under the plan without the written consent of the optionee.

Certain United States Federal Income Tax Information

An optionee generally will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Generally, we will be entitled to a tax deduction in the same amount as the ordinary income realized by the optionee with respect to shares acquired upon exercise of the nonstatutory stock option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options granted under the plan and does not purport to be complete. In addition, the summary does not discuss the tax consequences of an optionee’s death or the income tax laws of any state or foreign country in which the optionee may reside.

2001 Nonstatutory Stock Option Plan

Purpose

The purposes of the plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of our business.

Administration

The plan provides for administration by our Board of Directors or a committee appointed by the Board and is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the plan.

Eligibility to Participate in the Plan

Nonstatutory stock options may be granted to our employees including officers, consultants and directors.

Number of Shares Covered by the Plan

The aggregate number of shares of common stock authorized for issuance under the plan is 1,000,000 shares.

Awards Permitted under the Plan

The plan authorizes the granting of nonstatutory stock options only.

Terms of Options

The plan’s administrator determines the exercise price of options granted under the plan and the term of those options. The options that are currently outstanding under the plan vest and become exercisable over periods of from two to four years beginning on the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the Board of Directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a period fixed by the plan administrator up to the remainder of the option’s term; if a period is not fixed by the plan administrator, the exercise period is three (3) months, or twelve (12) months in the case of death or disability.

Capital Changes

In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the number of shares available for future grant and in the number of shares subject to previously granted but unexercised options.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of our Company, the option holders will be notified of such event, and the plan administrator may, in its discretion, permit each option to fully vest and be exercisable until ten (10) days prior to such event, at which time the options will terminate.

Merger, Asset Sale or Change of Control

In the event of a merger or proposed sale of all or substantially all of the assets of our Company, each outstanding option under the plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding options, the plan administrator will notify each optionee that his or her options will vest and be exercisable for a period of fifteen (15) days from the date of such notice, and the unexercised options will terminate upon the expiration of such period.

Nonassignability

Options may not be assigned or transferred for any reason (other than upon death), except that the plan administrator may permit options to be transferred during the optionee’s lifetime upon such terms and conditions as the administrator deems appropriate.

Amendment and Termination of the Plan

The plan provides that the Board of Directors may amend or terminate the plan without stockholder approval, but no amendment or termination of the plan or any award agreement may adversely affect any award previously granted under the plan without the written consent of the optionee.

Certain United States Federal Income Tax Information

An optionee generally will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Generally, we will be entitled to a tax deduction in the same amount as the ordinary income realized by the optionee with respect to shares acquired upon exercise of the nonstatutory stock option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options granted under the plan and does not purport to be complete. In addition, the summary does not discuss the tax consequences of an optionee’s death or the income tax laws of any state or foreign country in which the optionee may reside.

SECURITY OWNERSHIP BY OUR DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table contains information about the beneficial ownership of our common stock as of July 15, 2003 (1), for:

•	each of our current directors, as well as our Chief Executive Officer (2) (3) and our other four most highly compensated executive officers during the fiscal year ended March 31, 2003;

•	all of our directors and executive officers as a group (2) (3) and

•	all persons known by us to be beneficial owners of more than five percent (5%) of our outstanding stock.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934 and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of

July 15, 2003 through the exercise of any stock options. Unless indicated, each person or entity either has sole voting and investment power over the shares shown as beneficially owned or shares those powers with his spouse.

The number of options exercisable within 60 days of July 15, 2003 is shown in the first column of the table and is included in the total number of shares of common stock beneficially owned shown in the second column. The percentage of shares beneficially owned is computed on the basis of 31,682,270 shares of common stock outstanding on July 15, 2003.

Unless otherwise indicated, the principal address of each stockholder listed below is c/o Genesis Microchip Inc., 2150 Gold Street, Alviso, California 95002.

Directors and Executive Officers (2) (3):	Number of Shares of Common Stock Issuable Pursuant to Options	Total Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Barclays Global Investors, N.A. (4) 45 Fremont Street San Francisco, CA 94105-2228	—	2,043,052	6.4%
James E. Donegan (3)	65,833	65,833	*
Eric Erdman	124,817	129,305	*
Anders Frisk	102,865	105,446	*
Matthew Ready	66,017	69,312	*
Mohammad Tafazzoli	71,065	73,259	*
Tim Christoffersen	10,208	10,208	*
Jeffrey Diamond (5)	29,582	44,136	*
George A. Duguay	33,333	33,333	*
Robert H. Kidd	15,208	15,208	*
Alexander S. Lushtak	47,708	47,708	*
Chandrashekar M. Reddy	63,013	337,068	1.1%
Current Directors and Executive Officers as a group (13 persons) (2) (3)	783,809	1,113,276	3.4%

*	Less than one percent (1%)
(1)	This table does not include 2,785,900 shares held by Mazama Capital Management LLC according to a Form 13F filed on August 14, 2003. This table also does not include 2,015,300 shares held by Viking Global Performance LLC and its affiliates according to a Schedule 13G filed on August 18, 2003.
(2)	Mr. Fisher resigned as Chief Executive Officer effective June 25, 2002. Beneficial ownership information concerning Mr. Fisher is not included in this table.
(3)	Mr. Donegan resigned from all his positions with the Company effective July 19, 2003. Beneficial ownership information concerning Mr. Donegan is included in this table. The number of shares that Mr. Donegan will have the right to acquire within 60 days of July 15, 2003 pursuant to outstanding options will be subject to Mr. Donegan’s continued compliance with the provisions of his severance agreement. See the disclosure under the caption, “Employment and severance agreements—Severance Agreement with Mr. Donegan.”
(4)	The ownership information set forth in this table is based on information contained in a joint statement on Schedule 13G, filed February 12, 2003, by entities affiliated with Barclays Global Investors, NA. Barclays Global Investors, NA, is deemed to be the beneficial owner of 1,844,453 shares and has sole voting and dispositive power with respect to such shares. Barclays Global Fund Advisors is deemed to be the beneficial owner of 179,483 shares and has sole voting and dispositive power with respect to such shares. Barclays Capital Investments is deemed to be the beneficial owner of 19,116 shares and has sole voting and dispositive power with respect to such shares.
(5)	Includes 14,554 shares owned by Diamond Family Trust, a trust established for the benefit of Mr. Diamond and his family.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who owns more than ten percent (10%) of our shares of common stock to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and with us. Based on our review of copies of forms and written representations, we believe that all of our officers, directors and greater than ten percent (10%) stockholders complied with all filing requirements applicable to them for the year ended March 31, 2003, except as follows: On February 18, 2003, Genesis granted Anders Frisk an option to purchase 80,000 shares of common stock, which grant was first reported on a Form 5 filed on May 14, 2003. From May 7, 2002 through May 20, 2002, Chandrashekar Reddy sold a total of 57,500 shares of Genesis common stock, which sales were first reported on a Form 5 filed on May 14, 2003.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS

OR PRINCIPAL STOCKHOLDERS

SEVERANCE AND CONSULTING AGREEMENTS WITH MR. REDDY

We have entered into a Separation Agreement and Release with Chandrashekar Reddy, our former Executive Vice President, Engineering. Pursuant to that agreement, Mr. Reddy resigned his employment with us effective November 11, 2002 but retained his position as a director of Genesis. As severance for his resignation, Mr. Reddy received severance for a period of six months equal to his previous base salary, as well as a lump-sum payment equal to the value of his previous medical, dental, disability, life insurance, fringe and other benefits under employee welfare plans. In addition, to the extent not already vested, Mr. Reddy was granted full acceleration on options that we assumed from Sage, Inc. with respect to 46,346 shares of our common stock and given a period of 24 months following termination in which to exercise those options. In connection with his resignation, we entered into a Consulting Agreement with Mr. Reddy, pursuant to which we retained Mr. Reddy for a period two months following his resignation, at an amount per month equaling his monthly base salary at the time of his resignation, to advise us on technical and industry-related issues. In addition, Mr. Reddy repaid in full approximately $52,000 owed to us in connection with a loan previously granted to him by Sage.

SEVERANCE AGREEMENT WITH MR. FISHER

We entered into a Settlement Agreement and Release with Mr. Amnon Fisher, our former Chief Executive Officer and President, in connection with his resignation in June 2002. Under the agreement, Mr. Fisher was entitled to receive as severance a lump-sum payment equal to one year’s base salary, as well as reimbursement for (i) one year of COBRA payments, (ii) one year of premiums on a $500,000 term life insurance policy and (iii) legal fees and costs incurred in the preparation of the agreement. Mr. Fisher was also entitled to a maximum of 12 months of additional vesting on his outstanding options to purchase our common stock, which vested over a 12-month period subject to certain restrictions. Mr. Fisher’s right to exercise vested options was also extended to July 30, 2003. Mr. Fisher agreed to release all claims he may have had against the Company.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Executive compensation

Summary Compensation Table

The following table contains information about compensation paid to our Chief Executive Officers and to our four other most highly compensated executive officers for our fiscal year ended March 31, 2003 and the compensation of those individuals in fiscal years 2002 and 2001, where applicable.

Name and Principal Position	Fiscal Year	Annual Compensation		Securities Underlying Options (#)	All Other Compensation(1)
		Salary	Bonus
James E. Donegan (2)	2003	$214,823	$—	200,000	$—
Former Chief Executive Officer

Amnon Fisher (3)	2003	64,695	—	—	30,536
Former President and Chief Executive Officer	2002	279,050	144,375	—	—
	2001	258,333	—	175,000	—

Eric Erdman (4)	2003	212,709	28,881	70,000	—
Interim Chief Executive Officer; Chief Financial Officer	2002	144,588	51,333	100,000	10,642
	2001	132,267	—	130,000	—

Anders Frisk	2003	242,633	—	137,500	—
Executive Vice President and Chief Operating Officer	2002	214,050	74,200	—	—
	2001	200,000	—	110,000	—

Matthew Ready (5)	2003	204,700	19,682	53,750	—
Senior Vice President, Sales	2002	187,793	80,000	—	—
	2001	167,670	97,000	195,000	—

Mohammad Tafazzoli (6)	2003	204,075	—	60,000	—
Vice President, Operations	2002	189,050	64,750	25,000
	2001	161,461	24,000	107,000	—

(1)	Represents payment for accumulated vacation time.
(2)	Mr. Donegan became Chief Executive Officer on June 26, 2002. This table excludes compensation that he received as a non-employee director included under the caption, “Compensation of directors.” Mr. Donegan resigned from all his positions with the Company effective July 19, 2003.
(3)	Mr. Fisher resigned as Chief Executive Officer effective June 25, 2002. This table includes information only for the period up to that date. For details concerning Mr. Fisher’s severance arrangements, see the description under the caption, “Severance Agreement with Mr. Fisher.”
(4)	Mr. Erdman did not serve Genesis from February 2002 to March 2002. Mr. Erdman was named Interim Chief Executive Officer effective July 20, 2003.
(5)	Mr. Ready was hired in April 2000.
(6)	Mr. Tafazzoli became an executive officer in June 2000. This table excludes compensation received by him prior to that date.

Employment and severance agreements

EMPLOYMENT AGREEMENT WITH MR. ERDMAN

We entered into an employment letter agreement with Eric Erdman, currently our Interim Chief Executive Officer as well as our Chief Financial Officer, dated March 18, 2002, which provides that if Mr. Erdman is removed from the position of Vice President, Finance and Chief Financial Officer for any reason other than gross misconduct or voluntary resignation, and he is not offered an alternate position that he accepts, Mr. Erdman will be entitled to the following severance benefits: 12 months base salary; the continuation of Company-provided health coverage and benefits until the earlier of 12 months from his date of termination or the date on which he secures alternative employment; immediate vesting of any unvested stock options and up to 18 months to exercise such stock options; and payment of his corporate bonus as if he had achieved 100% of the plan’s objectives, such bonus to be prorated based upon the number of months he was employed by us during the then-current fiscal year.

EMPLOYMENT AGREEMENT WITH MR. FRISK

On February 15, 2000, we entered into an employment letter agreement with Anders Frisk, currently our Executive Vice President and Chief Operating Officer. In addition to base salary, bonus, car allowance and other benefits, we granted Mr. Frisk an option for 65,000 shares of our common stock that has fully vested, as well as an option for 65,000 shares that vests over 48 months unless there is a sale or merger of Genesis in which our stockholders do not control more than 50% of the surviving entity, in which event the option will vest with respect to at least 50% of the subject shares. In the event that we terminate Mr. Frisk’s employment for any reason other than just cause, we must pay him a lump-sum amount equal to one year of his then-current base salary.

EMPLOYMENT AGREEMENT WITH MR. READY

On April 12, 2000, we entered into an employment letter agreement with Mr. Ready, currently our Senior Vice President, Sales. In addition to base salary, bonus, car allowance and other benefits, we granted Mr. Ready an option for 65,000 shares of our common stock that has fully vested, as well as an option for 65,000 shares that vests over 48 months.

EMPLOYMENT AGREEMENT WITH MR. TAFAZZOLI

Mr. Tafazzoli, who currently serves as our Vice President, Operations, entered into an employment letter agreement with Paradise Electronics, Inc., dated February 17, 1998, which we assumed upon our acquisition of Paradise. In addition to base salary, bonus and other benefits, Mr. Tafazzoli was granted a stock option that has since fully vested.

SEVERANCE AGREEMENT WITH MR. DONEGAN

Mr. James E. Donegan, our former Chief Executive Officer, tendered his resignation effective July 19, 2003, resulting in our entering into a Settlement Agreement and Release with him. Under the agreement, Mr. Donegan was entitled to receive as severance a lump-sum payment equal to six months of his base salary, as well as reimbursement for (i) six months of COBRA payments and (ii) legal fees and costs incurred in the preparation of the agreement. Mr. Donegan was also entitled to a maximum of 12 months of additional vesting on his outstanding options to purchase our common stock, which will continue to vest over a 12-month period subject to certain restrictions, and which may vest immediately upon a change in control of the Company. Mr. Donegan’s right to exercise vested options was also extended to July 31, 2004. The agreement terminated the June 2002 employment agreement between Mr. Donegan and the Company, under which Mr. Donegan was to receive an annual base salary of $275,000 and was granted options for 200,000 shares of our common stock. In addition, Mr. Donegan agreed to release all claims he may have had against the Company and agreed to assist the Company in litigation at the Company’s request.

Options granted in the year ended March 31, 2003

The following table contains information about stock option grants made during the year ended March 31, 2003 to our Chief Executive Officers and to our four other most highly compensated executive officers in fiscal 2003. The stock options were granted under our 1997 Employee Stock Option Plan and our 2001 Nonstatutory Stock Option Plan. They have a maximum term of ten years, subject to earlier termination upon cessation of service.

The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance that the actual stock price appreciation over the option terms will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the term of the option, no value will be realized from the option grants made to the executive officer.

Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
James E. Donegan (1)	200,000	6.5%	$8.15	6/26/12	$2,655,098	$4,227,800
Amnon Fisher (2)	—	—	—	—	—	—
Eric Erdman	70,000	2.3	7.50	07/22/12	855,170	1,361,715
Anders Frisk	57,500	1.9	7.50	07/22/12	702,461	1,118,551
	80,000	2.6	12.39	02/18/13	1,614,560	2,570,918
Matthew Ready	53,750	1.7	7.50	07/22/12	656,648	1,045,602
Mohammad Tafazzoli	60,000	1.9	7.50	07/22/12	733,003	1,167,184

(1)	Mr. Donegan became Chief Executive Officer on June 26, 2002. This table excludes compensation that he received as a non-employee director included under the caption, “Compensation of directors.” Mr. Donegan resigned from all his positions with the Company effective July 19, 2003.
(2)	Mr. Fisher resigned as Chief Executive Officer effective June 25, 2002.

Aggregate option exercises in the last fiscal year and fiscal year end option values

The following table contains information about option exercises for our Chief Executive Officers and our four other most highly compensated executive officers in the year ended March 31, 2003 and their option holdings as of March 31, 2003.

The value of an in-the-money stock option represents the difference between the aggregate estimated fair market value of the underlying stock and the aggregate exercise price of the stock option. We have used the reported closing price of $12.48 per share on The Nasdaq National Market on March 31, 2003 as the estimated fair market value of our common stock in determining the value of unexercised options.

Name	Shares Acquired Upon Exercise	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-money Options/SARs at the Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James E. Donegan (1)	—	$—	7,500	200,000	$—	$866,000
Amnon Fisher (2)	20,000	146,200	133,833	41,667	192,298	—
Eric Erdman	—	—	92,943	147,500	108,448	348,600
Anders Frisk	—	—	78,022	159,480	111,185	293,550
Matthew Ready	4,792	66,203	44,688	71,355	69,034	267,675
Mohammad Tafazzoli	5,000	68,275	44,762	95,387	47,865	298,800

(1)	Mr. Donegan became Chief Executive Officer on June 26, 2002. This table excludes compensation that he received as a non-employee director included under the caption, “Compensation of directors.” Mr. Donegan resigned from all his positions with the Company effective July 19, 2003.
(2)	Mr. Fisher resigned as Chief Executive Officer effective June 25, 2002.

Compensation Committee interlocks and insider participation

The members of our Compensation Committee during the fiscal year ended March 31, 2003 were Messrs. Duguay and Lushtak. At no time since our formation have any of the members of our Compensation Committee served as our officers or employees or as officers or employees of any of our subsidiaries. No interlocking relationship exists between our Board of Directors or its Compensation Committee and the board of directors or compensation committee of any other company, nor did any interlocking relationships exist during the past fiscal year.

COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

To our Stockholders:

We are responsible for reviewing and/or establishing the compensation programs that relate to Genesis’s executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. We oversee the general compensation structure for all of Genesis’s employees and we administer the stock option and stock purchase plans. We are both independent, non-employee directors.

The executive compensation program that has been established is designed to provide levels of compensation in formats that assist Genesis in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. We strive to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for our key decision makers based upon performance and designed to provide appropriate incentives for maximization of our short- and long-term financial results for the benefit of our stockholders.

In order to meet our objectives, we have chosen four basic components for Genesis’s executive compensation program to meet our compensation philosophy. Base salaries, which are the fixed regular component of executive compensation, are based upon:

•	base salary levels among a competitive peer group,

•	Genesis’s past financial performance and future expectations,

•	the general and industry-specific business environment, and

•	individual performance.

Annual bonuses, which are directly linked to Genesis’s performance, are designed to provide additional incentive cash compensation based on short-term performance of Genesis and its employees. Stock option grants, under the long-term component of executive compensation, are designed as an incentive to reward executive officers and employees for delivering value to our stockholders over a longer, measurable period of time. Historically, Genesis has used the grant of stock options that vest over some measurable period of time, generally four years, to accomplish this objective.

The base salaries for our Chief Executive Officers in fiscal 2003, Mr. James E. Donegan and Mr. Amnon Fisher, were determined with reference to base salaries for chief executive officers of other comparable technology companies. Neither Mr. Donegan nor Mr. Fisher was paid a bonus in fiscal 2003. Incentive options to purchase 200,000 shares of our common stock were granted to Mr. Donegan upon his employment as Chief Executive Officer in June 2002. No other stock options were granted to Mr. Donegan or Mr. Fisher in fiscal 2003.

The information contained in this report of the Compensation Committee shall not be deemed “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genesis specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by the Compensation Committee:

George A. Duguay	Alexander S. Lushtak
Chairman

August 20, 2003

STOCK PERFORMANCE GRAPH

The following performance graph compares the percentage change in the cumulative total stockholder return on shares of our common stock with the cumulative total return for:

•	a group of our peer corporations, comprising the Nasdaq Electronic Components Stocks, and
•	the Total Return Index for The Nasdaq Stock Market (US and Foreign).

This comparison covers the period from the date of our initial public offering on February 24, 1998 to March 31, 2003, the last trading date in our 2003 fiscal year. It assumes $100 was invested on February 24, 1998 in shares of our common stock, our peer corporations and The Nasdaq Stock Market, and assumes reinvestment of dividends, if any.

The Nasdaq Electronic Components Stocks consists of all corporations traded on The Nasdaq Stock Market with 367 as their primary standard industrial classification number. The Total Return Index for The Nasdaq Stock Market (US and Foreign) comprises all ADRs, domestic shares, and foreign common shares traded on The Nasdaq National Market and The Nasdaq Small Cap Market, excluding preferred shares, rights and warrants.

Comparative chart

Date	Genesis	Peer Group	Total Nasdaq Return
February 24, 1998	100.00	100.00	100.00
March 31, 1999	206.52	126.97	140.11
March 31, 2000	189.13	368.21	262.26
March 30, 2001*	86.42	115.21	104.75
March 28, 2002*	226.09	122.27	105.34
March 31, 2003	108.52	70.55	76.91

*	Last trading date in our fiscal year.

The stock price performance shown on the graph is not necessarily indicative of future price performance. Our closing stock price on August 8, 2003, the record date, was $8.76. Information used on this graph was obtained from Nasdaq. Although we believe the information to be accurate, we are not responsible for any errors or omissions.

This chart is not “soliciting material.” It is not deemed filed with the Securities and Exchange Commission and it is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for reviewing the scope and timing of audit services and any other services that Genesis’s independent accountants are asked to perform, the auditors’ report on Genesis’s consolidated financial statements following completion of their audit, and Genesis’s policies and procedures with respect to internal accounting and financial controls. The Board of Directors has adopted a written charter for the Audit Committee, which follows our report (see Appendix A). All members of this committee are independent members of the Board of Directors.

We reviewed Genesis’s audited consolidated financial statements for fiscal year 2003 and discussed such statements with management. We discussed the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees) with KPMG LLP in Canada, Genesis’s independent accountants during fiscal year 2003.

We received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, from KPMG LLP and discussed with them their independence. Based on the review and discussions noted above, we recommended to the Board of Directors that Genesis’s audited consolidated financial statements be included in its Annual Report on Form 10-K and the annual report to stockholders for the year ended March 31, 2003, and be filed with the U.S. Securities and Exchange Commission.

The information contained in this report of the Audit Committee shall not be deemed “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genesis specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by the Audit Committee:

Robert H. Kidd	Tim Christoffersen	George Duguay
Chairman

August 20, 2003

STOCKHOLDER PROPOSALS

You may present proposals for inclusion in our proxy statement for consideration at our 2004 annual meeting by submitting them in writing to our Secretary in a timely manner. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended, your proposals must be received by us no later than May 10, 2004 to be included in the proxy statement for that meeting and must comply with the requirements of Rule 14a-8.

Any proposals submitted by you after May 10, 2004, but on or before July 9, 2004, may be eligible for consideration at next year’s annual meeting, but will not be eligible for inclusion in the proxy statement for that meeting. Any proposal received after July 9, 2004 will be considered untimely for our 2004 annual meeting.

By order of the Board of Directors,

Eric Erdman

Secretary

September 5, 2003

Appendix A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

GENESIS MICROCHIP INC.

PURPOSES:

The purposes of the Audit Committee of the Board of Directors (the “Board”) of Genesis Microchip Inc. (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Appoint independent auditors to audit the Company’s financial statements;

•	Oversee and monitor (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) Nasdaq Rule 4200, (ii) Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended and (iii) the rules and regulations of the SEC provided, that, one non-independent, non-employee director may serve on the Audit Committee if (i) the Board has made the required determination under Nasdaq Rule 4350(d) and (ii) such Nasdaq rule is in effect or has not otherwise been superseded;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

•	At least one member will qualify as a financial expert, under Nasdaq and SEC rules and regulations.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors and other public accounting firms (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company’s internal audit/financial control function;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board; (iii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself with regard to the auditors’ independence; (iv) reviewing the independent auditors’ peer review; (v) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in Statement of Accounting Standards (“SAS”) No. 61, as may be modified or supplemented; and (vi) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing the performance of the Company’s independent auditors and determining whether it is appropriate to adopt a voluntary policy of rotating independent auditors on a periodic basis (and, if and when required by the Securities and Exchange Commission, adopting a policy for the mandatory rotation of independent auditors);

•	Reviewing with management and the Company’s independent auditors such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filings with the SEC or other regulatory body;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Reviewing before release the disclosure regarding the Company’s system of accounting and internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

•	Receiving periodic reports from the Company’s independent auditors and management of the Company to review the selection, application and disclosure of the Company’s significant accounting policies and to assess the impact of other financial reporting developments that may have a bearing on the Company, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained SAS No. 50 letters;

•	Reviewing with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements;

•	Reviewing with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies;

•	Review the findings of any examination by regulatory agencies regarding the Company’s financial statements or accounting policies;

•	Reviewing the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor;

•	Recommending to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Reviewing the Company’s policies relating to the avoidance of conflicts of interest and reviewing past or proposed transactions between the Company, members of the Board and management as well as internal control policies and procedures with respect to officers’ use of expense accounts and perquisites, including the use of corporate assets. The Audit Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies and performance for cash and short-term investments;

•	Reviewing any auditing or accounting issues concerning the Company’s employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations relating to financial statements or accounting policies with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors, and retaining such persons to provide such services;

•	Reviewing and approving in advance any proposed related party transactions;

•	Meeting at least quarterly with the chief financial officer, the senior internal audit/financial control executive and the independent auditor in separate executive sessions;

•	Establishing and maintaining free and open means of communication between the Audit Committee, the Company’s independent auditors, the Company’s internal audit/financial control department and management with respect to auditing and financial control matters, including providing such parties with appropriate opportunities to meet privately with the Audit Committee;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Providing for appropriate funding, as determined by the Audit Committee, for payment of compensation (i) to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and (ii) to any legal, accounting or other advisors employed by the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

MEETINGS:

The Audit Committee will meet as often as it determines, but not less frequently than once quarterly.

The Audit Committee, in its discretion, will ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet periodically in separate executive session with the independent auditors as well as any internal auditors/financial controllers of the Company, at such times as it deems appropriate to fulfill the responsibilities of the Audit Committee under this charter.

The Board shall annually appoint the Committee and (if any) the Chair of the Committee, immediately following the Company’s annual general meeting.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, consistent with the Committee’s Charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

PROXY

GENESIS MICROCHIP INC.

Proxy for the Annual Meeting of Stockholders

To be held on October 7, 2003

Solicited by the Board of Directors

The undersigned hereby appoints Eric Erdman and Ava M. Hahn, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Genesis Microchip Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 2150 Gold Street, Alviso, CA 95002 at 10:00 a.m. local time and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated on or about September 5, 2003 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE NOMINEES FOR DIRECTOR INDICATED IN PROPOSAL 1 AND FOR PROPOSAL 2.

[See reverse side]

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You can now access your Genesis Microchip account online.

Access your Genesis Microchip shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Genesis Microchip Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• Make address changes

• View certificate history	• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

and follow the instructions shown on this page.

Step 1:    FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect® is currently only available for domestic individual and joint accounts.

•	SSN

•	PIN

•	Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2:    Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN

•	PIN

•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3:    Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

•	Certificate History

•	Issue Certificate

•	Address Change

For Technical Assistance Call 1-877-978-7778 between

9am–7pm Monday–Friday Eastern Time

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR INDICATED IN PROPOSAL 1 AND FOR PROPOSAL 2.	Please mark your votes as indicated in this example	☒

1. Election of two (2) nominees to the Board of Directors. Nominees: 01 Eric Erdman 02 Chandrashekar M. Reddy

FOR all nominees listed above (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above
☐	☐

For all nominees except as follows:

2. To ratify the appointment of KPMG LLP in Canada as the Company’s independent accountants for the fiscal year ending March 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW    ☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature:	Date:	Signature:	Date:

Note: Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above proxy card. If shares of stock are held by a corporation, the proxy card should be executed by the president or vice president and the secretary or assistant secretary. Executors or administrators or other fiduciaries who execute the above proxy card for a deceased stockholder should give their full title. Please date the proxy card.

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